EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

December 15, 2011

Board of Directors

Stalar 2, Inc.

317 Madison Avenue, Suite 1520

New York, New York

10017

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Registered Public Accounting Firm of Stalar 2, Inc.

dated December 12, 2011 in this Form 10-K for the fiscal year ended September 30, 2011 contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

/s/ MSCM LLP

MSCM LLP

Chartered Accountants

Toronto, Ontario